Exhibit 4.3

[Execution Copy]

INVESTOR RIGHTS AGREEMENT

This INVESTOR RIGHTS AGREEMENT (the “Agreement”) is made as of June 30, 1999 by and among Paratek Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and Glaxo Group Limited, a corporation organized under the laws of England (the “Purchaser” or the “Investor”).

WHEREAS, the Investor has purchased shares of Series B Convertible Preferred Stock, par value $.001 per share (the “Series B Preferred Stock”), pursuant to a Preferred Stock Purchase Agreement dated as of even date hereof by and between such Investor and the Company (the “Purchase Agreement”); and

WHEREAS, as a condition to entering into the Purchase Agreement, the Company and the Investor desire to provide for certain registration and other rights as set forth herein;

NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the parties hereto agree as follows:

1.	GENERAL PROVISIONS

1.1 Shares Subject to this Agreement. The Investor expressly agrees that the terms and restrictions of this Agreement shall apply to all shares of capital stock which any of them now owns or hereafter acquires by any means, including without limitation by purchase, assignment or operation of law, or as a result of any stock dividend, stock split, reorganization, reclassification, whether voluntary or involuntary, or other similar transaction, and to any shares of capital stock of any successor in interest of the Company, whether by sale, merger, consolidation or other similar transaction, or by purchase, assignment or operation of law (the “Shares”).

1.2 Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

“Affiliate” has the meaning ascribed to that term in Rule 12b-2 under the Exchange Act, or any successor rule.

“Commission” shall mean the Securities and Exchange Commission and any successor agency of the Federal government administering the Securities Act and the Exchange Act.

“Common Stock” shall mean (i) the common stock, $.001 par value per share, of the Company, (ii) any other capital stock of the Company, however designated, authorized on or after the date hereof, which shall neither be limited to a fixed sum or percentage of par value in respect of the rights of the holders thereof to participate in dividends nor entitled to a preference in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Company; and (iii) any other securities into which or for which any of the securities described in (i) or (ii) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, consolidation, sale of assets or other similar transaction.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and any similar or successor Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

“Initial Public Offering” shall mean the first underwritten public offering of Common Stock of the Company, offered on a firm commitment basis pursuant to a registration statement filed with the Commission under the Securities Act on Form S-1 or its then equivalent, in which the aggregate net proceeds to the Company equals or exceeds $15,000,000.

“Person” means an individual, corporation, partnership, joint venture, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

The terms “register”, “registered” and “registration” shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement, or, as the context may require, under the Exchange Act or applicable state securities laws.

“Registrable Securities” shall mean (i) shares of Common Stock or other securities issued or issuable pursuant to the conversion of the Series B Preferred Stock and (ii) any shares of Common Stock or other securities issued or issuable pursuant to the conversion of the Series B Preferred Stock upon any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, sale of assets or similar event, excluding in any event securities which (a) have been registered under the Securities Act pursuant to an effective registration statement filed thereunder and disposed of in accordance with the registration statement covering them, (b) have been publicly sold pursuant to Rule 144 under the Securities Act, or (c ) are eligible for resale pursuant to Rule 144 under the Securities Act. Wherever reference is made in this Agreement to a request or consent of holders of a certain percentage of Registrable Securities, the determination of such percentage shall be calculated on the basis of shares of Common Stock issued or issuable upon conversion of the Series B Preferred Stock even if such exercise has not been effected. Notwithstanding the foregoing, nothing in this Agreement shall require the Company to register any shares of Series B Preferred Stock.

“Registration Expenses” shall mean the expenses so described in Section 3.3.

“Registration Statement” shall mean any registration statement for a secondary offering of securities which the Company is eligible to file, other than a registration statement on Form S-4 or Form S-8, or successor or comparable forms thereto.

“Securities Act” shall mean the Securities Act of 1933, as amended, and any similar or successor Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

“Selling Expenses” shall mean the expenses so described in Section 3.3.

2.	RESTRICTIONS ON TRANSFER OF SECURITIES

2.1 Restrictive Legends. Each certificate representing the Series B Preferred Stock and the Registrable Securities shall, except as otherwise provided in this Section 2.1, be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required under applicable state securities laws):

“The securities represented by this certificate have not been registered under the Securities Act of 1933 or any other securities laws. These securities have been acquired for investment and not with a view to distribution or resale. Such securities may not be offered for sale, sold, delivered after sale, transferred, pledged or hypothecated in the absence of an effective registration statement covering such securities under the Securities Act of 1933 and any other applicable securities laws, unless the holder shall have obtained an opinion of counsel reasonably satisfactory to the corporation that such registration is not required.”

Upon request of a holder of such a certificate, the Company shall remove the foregoing legend from the certificate or issue to such holder a new certificate therefor free of such legend, if there is an effective registration statement covering the securities represented by such certificate or, with such request, the Company shall have received either (i) an opinion of counsel reasonably satisfactory to the Company to the effect that the proposed sale, pledge, hypothecation or other transfer may be effected without registration under the Securities Act or (ii) a “no action” letter from the Commission to the effect that the distribution of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto.

In addition, each certificate representing the Series B Preferred Stock and the Registrable Securities shall bear a legend substantially similar to the following:

“The shares represented hereby are also subject to restrictions on transfer contained in a certain Preferred Stock Purchase Agreement, and may not be sold, pledged or otherwise transferred without compliance with the terms thereof. The Company will furnish a copy of the full text of such restrictions to the holder of this certificate upon written request and without charge.”

3.	REGISTRATION

3.1 Registration.

(a) After the Initial Public Offering and when the Company is eligible to file a Registration Statement, one or more of the holders of Registrable Securities constituting at least 33-1/3% of the total shares of Registrable Securities then outstanding, may, on one occasion only, request that the Company file such Registration Statement for a public offering of all or any portion of the shares of Registrable Securities held by such requesting holder or holders. Upon the receipt of notice of such request, the Company shall use its best efforts to register under the Securities Act on such Registration Statement for public sale in accordance with the method of disposition specified in such notice, the number of shares of Registrable Securities specified in such notice.

(b) Following receipt of any notice under Section 3.1(a), the Company shall immediately notify all holders of Registrable Securities from whom notice has not been received and such holders shall then be entitled within thirty (30) days after receipt of such notice from the Company to request the Company to include in the requested registration all or any portion of their shares of Registrable Securities. The Company shall use its best efforts to register under the Securities Act, for public sale in accordance with the method of disposition specified in the notice from requesting holders described in paragraph (a) above, the number of shares of Registrable Securities specified in such notice (and in all notices received by the Company from other holders within thirty (30) days after the receipt of such notice by such holders). The Company shall be obligated to register the Registrable Securities pursuant to this Section 3.1 on one (1) occasion only, provided, however, that such obligation shall be deemed satisfied only when a registration statement covering all shares of Registrable Securities specified in notices received as aforesaid (except to the extent reduced by the managing underwriter, if any, pursuant to Section 3.1(d)), for sale in accordance with the method of disposition specified by the requesting holders, shall have become effective and, if such method of disposition is a firm commitment underwritten public offering, all such shares shall have been sold pursuant thereto. Notwithstanding anything to the contrary contained herein, no request may be made under this Section 3.1 after the effective date of a registration statement filed by the Company covering a firm commitment underwritten public offering and prior to the later to occur of the completion of the period of distribution for such offering or 180 days after the effective date of such registration statement.

(c) If the holders requesting such registration intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 3.1 and the Company shall include such information in the written notice referred to in paragraph (b) above. The right of any holder to registration pursuant to this Section 3.1 shall be conditioned upon such holder’s agreeing to participate in such underwriting and to permit inclusion of such holder’s Registrable Securities in the underwriting. If such method of disposition is an underwritten public offering, the Company may designate the managing underwriter of such offering. A holder may elect to include in such underwriting all or a part of the Registrable Securities it holds.

(d) A registration statement filed pursuant to this Section 3.1 may, subject to the following provisions, include (i) shares of Common Stock for sale by the Company for its own account, (ii) shares of Common Stock held by officers or directors of the Company, and (iii) shares of Common Stock held by persons (“Other Stockholders”) having “piggyback” registration rights to have such shares of Common Stock included in such registration, in each case for sale in accordance with the method of disposition specified by the requesting holders. If such registration shall be underwritten, the Company, such officers and directors and such Other Stockholders proposing to distribute their shares through such underwriting shall enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting on terms no less favorable to such officers and directors and such Other Stockholders than the terms afforded the holders of Registrable Securities. If and to the extent that the managing underwriter determines that marketing factors require a limitation on the number of shares to be included in such registration, then the shares of Common Stock held by officers or directors (other than Registrable Securities) of the Company and shares of Common Stock to be sold by the Company for its own account shall be excluded from such registration to the extent so required by such managing underwriter, and, unless the holders of such shares and the Company have otherwise agreed in writing, such exclusion shall be applied first to the shares held by the directors and officers to the extent required by the managing underwriter, then to the shares of Common Stock of the Company to be included for its own account to the extent required by the managing underwriter. If the managing underwriter determines that marketing factors require a limitation of the number of Registrable Securities and shares of Common Stock held by Other Stockholders to be registered pursuant to this Section 3.1, then the shares of Common Stock held by Other Stockholders shall be excluded (pro rata based upon their ownership of shares of Common Stock sought to be registered) before any portion of the Registrable Securities held by the Investor shall be excluded. No Registrable Securities or any other security excluded from the underwriting by reason of the underwriter’s marketing limitation shall be included in such registration. If any holder of Registrable Securities, officer or director or Other Stockholder who has requested inclusion in such registration as provided above, disapproves of the terms of the underwriting, such holder of securities may elect to withdraw therefrom by written notice to the Company and the managing underwriter. The securities so withdrawn shall also be withdrawn from registration.

(e) The Company shall use its best efforts to qualify for registration on Form S-3 or any comparable or successor form or forms; and to that end the Company shall register (whether or not required by law to do so) the Common Stock under the Exchange Act in accordance with the provisions of that Act following the effective date of the first registration of any securities of the Company on Form S-1 or any comparable or successor form.

3.2 Registration Procedures. If and whenever the Company is required by the provisions of Section 3.1 to use its best efforts to effect the registration of any Registrable Securities under the Securities Act, the Company will, as expeditiously as possible:

(a) prepare and file with the Commission a registration statement with respect to such securities including executing an undertaking to file post-effective amendments and use its best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby;

(b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period specified herein and comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement in accordance with the sellers’ intended method of disposition set forth in such registration statement for such period;

(c) furnish to each seller of Registrable Securities and to each underwriter such number of copies of the registration statement and each such amendment and supplement thereto (in each case including all exhibits) and the prospectus included therein (including each preliminary prospectus) as such persons reasonably may request in order to facilitate the public sale or other disposition of the Registrable Securities covered by such registration statement;

(d) use its best efforts to register or qualify the Registrable Securities covered by such registration statement under the securities or “blue sky” laws of such jurisdictions as the sellers of Registrable Securities or, in the case of an underwritten public offering, the managing underwriter reasonably shall request, provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction, unless the Company is already subject to service in such jurisdiction;

(e) use its best efforts to list the Registrable Securities covered by such registration statement with any securities exchange on which the Common Stock of the Company is then listed;

(f) comply with all applicable rules and regulations under the Securities Act and Exchange Act;

(g) immediately notify each seller of Registrable Securities and each underwriter under such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and promptly prepare and furnish to such seller a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(h) if the offering is underwritten and at the request of any seller of Registrable Securities, use its best efforts to furnish on the date that Registrable Securities are delivered to the underwriters for sale pursuant to such registration: (i) an opinion dated such date of counsel representing the Company for the purposes of such registration, addressed to the underwriters to such effects as reasonably may be requested by counsel for the underwriters, and (ii) a letter dated such date from the independent public accountants retained by the Company, addressed to the underwriters stating that they are independent public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements of the Company included in the registration statement or the prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and such letter shall additionally cover such other financial matters (including information as to the period ending no more than five (5) business days prior to the date of such letter) with respect to such registration as such underwriters reasonably may request;

(i) make available for inspection by each seller of Registrable Securities, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by such seller or underwriter, reasonable access to all financial and other records, pertinent corporate documents and properties of the Company, as such parties may reasonably request, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement; and

(j) cooperate with the selling holders of Registrable Securities and the managing underwriter, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, such certificates to be in such denominations and registered in such names as such holders or the managing underwriter may request at least two business days prior to any sale of Registrable Securities.

For purposes of this Agreement, the period of distribution of Registrable Securities in a firm commitment underwritten public offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchased by it, and the period of distribution of Registrable Securities in any other registration shall be deemed to extend until the earlier of the sale of all Registrable Securities covered thereby or 180 days after the effective date.

In connection with each registration hereunder, the sellers of Registrable Securities will furnish to the Company in writing such information requested by the Company with respect to themselves and the proposed distribution by them as shall be reasonably necessary in order to assure compliance with Federal and applicable state securities laws.

3.3 Expenses.

(a) All expenses incurred by the Company in complying with Sections 3.1 and 3.2, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including counsel fees) incurred in connection with complying with state securities or “blue sky” laws, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars, costs of any insurance which might be obtained by the Company with respect to the offering by the Company, and fees and disbursements of one counsel selected by a majority in interest of the sellers of Registrable Securities, but excluding any Selling Expenses, are called “Registration Expenses”. All underwriting discounts and selling commissions applicable to the sale of Registrable Securities are called “Selling Expenses”.

(b) The Company will pay all Registration Expenses in connection with any registration statement under Section 3.1; provided, that, in the event of a registration which is withdrawn at the request of the participating sellers other than as a result of the Company’s failure to perform its obligations hereunder and other than as a result of a cutback by the underwriter of such registration in the amount of Registrable Securities which may be included in such registration, the participating sellers shall pay the Registration Expenses with respect to such registration. All Selling Expenses in connection with any registration statement under 3.1 shall be borne by the participating sellers in proportion to the number of shares registered by each, or by such participating sellers other than the Company (except to the extent the Company shall be a seller) as they may agree.

3.4 Indemnification and Contribution.

(a) In the event of a registration of any of the Registrable Securities under the Securities Act pursuant to Section 3.1, the Company will indemnify and hold harmless each holder of Registrable Securities, its officers, directors and partners, each underwriter of such Registrable Securities thereunder and each other person, if any, who controls such holder or underwriter within the meaning of the Securities Act, against any expenses, losses, claims, damages or liabilities, joint or several, to which such holder, officer, director, partner, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such expenses, losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any prospectus, offering circular or other document incident to such registration (including any related notification, registration statement under which such Registrable Securities were registered under the Securities Act pursuant to Section 3.1, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof), (ii) any blue sky application or other document executed by the Company specifically for that purpose or based upon written information furnished by the Company filed in any state or other jurisdiction in order to qualify any or all of the Registrable Securities under the securities laws thereof (any such application, document or information herein called a “Blue Sky Application”), (iii) any omission or alleged omission to state in any such registration statement, prospectus, amendment or supplement or in any Blue Sky Applications executed or filed by the Company, a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) any violation by the Company or its agents of the Securities Act or any rule or regulation promulgated under the Securities Act applicable to the Company or its agents and relating to action or inaction required of the Company in connection with such registration, or (v) any failure to register or qualify the Registrable Securities in any state where the Company or its agents has affirmatively undertaken or agreed in writing that the Company (the undertaking of any underwriter chosen by the Company being attributed to the Company) will undertake such registration or qualification (provided that in such instance the Company shall not be so liable if it has used its best efforts to so register or qualify the Registrable Securities) and will reimburse each such seller, and such officer, director and partner, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating, preparing or defending any such expense, loss, claim, damage, liability or action, promptly after being so incurred, provided, however, that the Company will not be liable in any such case if and to the extent that any such expense, loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with written information furnished by any such holder, any such underwriter or any such controlling person in writing specifically for use in such registration statement or prospectus.

(b) In the event of a registration o f any of the Registrable Securities under the Securities Act pursuant to Section 3.1, each seller of such Registrable Securities thereunder, severally and not jointly, will indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of the Securities Act, each officer of the Company who signs the registration statement, each director of the Company, each other seller of Registrable Securities, each underwriter and each person who controls any underwriter within the meaning of the Securities Act, against all expenses, losses, claims, damages or liabilities, joint or several, to which the Company or such officer, director, other seller, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such expenses, losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any prospectus offering circular or other document incident to such registration (including any related notification, registration statement under which such Registrable Securities were registered under the Securities Act pursuant to Section 3.1, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof), or any Blue Sky Application or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, other seller, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating, preparing or defending any such expense, loss, claim, damage, liability or action, promptly after being so incurred, provided, however, that such seller will be liable hereunder in any such case if and only to the extent that any such expense, loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such seller, as such, furnished in writing to the Company by such seller specifically for use in such registration statement or prospectus; and provided, further, however, that the liability of each seller hereunder shall be limited to the proportion of any such expense, loss, claim, damage, liability or expense which is equal to the proportion that the public offering price of the securities sold by such seller under such registration statement bears to the total public offering price of all securities sold thereunder, but not in any event to exceed the proceeds received by such seller from the sale of Registrable Securities covered by such registration statement. Not in limitation of the foregoing, it is understood and agreed that the indemnification obligations of any seller hereunder pursuant to any underwriting agreement entered into in connection herewith shall be limited to the obligations contained in this subparagraph (b).

(c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this Section 3.4 and shall only relieve it from any liability which it may have to such indemnified party under this Section 3.4 if and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 3.4 for any legal expenses subsequently incurred by such indemnified party m connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected, provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or that the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred. No indemnifying party, in the defense of any such claim or action, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or action. Each indemnified party shall furnish such information regarding itself or the claim in question as an indemnifying party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

(d) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any holder of Registrable Securities exercising rights under this Agreement, or any controlling person of any such holder, makes a claim for indemnification pursuant to this Section 3.4 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 3.4 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling holder or any such controlling person in circumstances for which indemnification is provided under this Section 3.4; then, and in each such case, the Company and such holder will contribute to the aggregate expenses, losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such holder is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by the registration statement bears to the public offering price of all securities offered by such registration statement, and the Company is responsible for the remaining portion; provided, however, that, in any such case, (A) no such holder of Registrable Securities will be required to contribute any amount in excess of the proceeds received from the sale of all such Registrable Securities offered by it pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

(e) The indemnities and obligations provided in this Section 3.4 shall survive the transfer of any Registrable Securities by such holder.

3.5 Changes in Common Stock. If, and as often as, there is any change in the Common Stock by way of a stock split, stock dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof so that the rights and privileges granted hereby shall continue with respect to the Common Stock as so changed.

3.6 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration, except as provided in paragraph (c) below, at all times after ninety (90) days after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, the Company agrees to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act (or any successor rule);

(b) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(c) furnish to each holder of Registrable Securities forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of such Rule 144 (or any successor rule) and, at any time after it has become subject to such reporting requirements, of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as such holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such holder to sell any Registrable Securities without registration.

3.7 “Market Stand-Off” Agreement. The Investor agrees, if requested by the Company and an underwriter of Common Stock (or other securities) of the Company, not to sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by such Investor during a period not to exceed one hundred and eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act, and to enter into an agreement to such effect; provided that (y) all persons including Shares in such offering and (z) all of the Company’s officers, directors and holders of at least 5% of the outstanding Common Stock (or securities convertible into at least 5% of the Common Stock) also enter into agreements to such effect.

The Company may impose stop-transfer instructions with respect to the shares (or securities) subject to the foregoing restriction until the end of said period.

3.8 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 3 may be assigned (but only with all related obligations) by a holder of Registrable Securities to a transferee or assignee of such securities who is not engaged in a business activity competitive with the Company (as reasonably determined by the Company’s Board of Directors) and who, after such assignment or transfer, holds at least 50,000 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations and similar recapitalization events), provided the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided, further, that such assignment shall be effective only if (i) immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act and (ii) the transferee or assignee shall acknowledge in writing that the transferred or assigned Registrable Securities shall remain subject to this Agreement. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of a partnership who are partners or retired partners of such partnership (including spouses and ancestors, lineal descendants and siblings of such partners or spouses who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together and with the partnership; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under this Section 3.

4.	MISCELLANEOUS

4.1 Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be addressed to the receiving party’s address set forth below or to such other address as a party may designate by notice hereunder, and shall be either (i) delivered by hand, (ii) made by telecopy or facsimile transmission, (iii) sent by overnight courier, or (iv) sent by registered or certified mail, return receipt requested, postage prepaid.

If to the Company:	Paratek Pharmaceuticals, Inc.
75 Kneeland Street
Room 1526
Boston, MA 021111
Attn: George C. Hillman, COO
Facsimile: (617) 636-6912

With a copy to:	Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
One Financial Center
Boston, MA 02111
Attn: Lewis J. Geffen, Esq.
Facsimile: (617) 542-2241

If to the Investor:	Glaxo Group Limited
Glaxo Wellcome House
Greenford
Middlesex UB6 ONN
UK
Attn: Company Secretary
Facsimile: 44 181 966 8679

All notices, requests, consents and other communications hereunder shall be deemed to have been given either (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above, (ii) if made by telecopy or facsimile transmission, at the time that receipt thereof has been acknowledged by electronic confirmation or otherwise, (iii) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, or (iv) if sent by registered or certified mail, on the fifth business day following the day such mailing is made.

4.2 Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

4.3 Modifications and Amendments. This Agreement may not be amended or modified, and no provision hereof may be waived, without the written consent of the Company and the holders of at least fifty percent (50%) of the outstanding shares of Series B Preferred Stock. Any waiver or consent hereunder shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

4.4 Assignment. The rights and obligations under this Agreement may not be assigned by the Company without the prior written consent of at least a majority of the holders of Registrable Securities, unless specifically permitted by the terms hereof.

4.5 Benefit. All statements, representations, warranties, covenants and agreements in this Agreement shall be binding on the parties hereto and shall inure to the benefit of the respective successors and permitted assigns of each party hereto. Nothing in this Agreement shall be construed to create any rights or obligations except among the parties hereto, and no person or entity shall be regarded as a third-party beneficiary of this Agreement.

4.6 Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the law of the Commonwealth of Massachusetts, without giving effect to the conflict of law principles thereof.

4.7 Jurisdiction and Service of Process. Any legal action or proceeding with respect to this Agreement shall be brought in the courts of the Commonwealth of Massachusetts or of the United States of America for the District of Massachusetts. By execution and delivery of this Agreement, each of the parties hereto accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each of the parties hereto irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by certified mail, postage prepaid, to the party at its address set forth in Section 4.1 hereof.

4.8 Severability. In the event that any court of competent jurisdiction shall determine that any provision, or any portion thereof, contained in this Agreement shall be unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it enforceable, and as so limited shall remain in full force and effect. In the event that such court shall deem any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

4.9 Interpretation. The parties heres acknowledge and agree that: (i) each party and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision; (ii) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement; and (iii) the terms and provisions of this Agreement shall be construed fairly as to all parties hereto and not in favor of or against any party, regardless of which party was generally responsible for the preparation of this Agreement.

4.10 Headings and Captions. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

4.11 Enforcement. Each of the parties hereto acknowledges and agrees that the rights acquired by each party hereunder are unique and that irreparable damage would occur in the event that any of the provisions of this Agreement to be performed by the other parties were not performed in accordance with their specific terms or were otherwise breached. Accordingly, in addition to any other remedy to which the parties hereto are entitled at law or in equity, each party hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement by any other party and to enforce specifically the terms and provisions hereof in any federal or state court to which the parties have agreed hereunder to submit to jurisdiction.

4.12 No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing among the parties hereto, shall operate as a waiver of any such right, power or remedy of the party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

4.13 Counterparts. This Agreement may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Investor Rights Agreement or caused this Agreement to be executed by their duly authorized representatives, as of the date first written above.

PARATEK PHARMACEUTICALS, INC.

BY:	/s/ George Hillman
	Name:	George C. Hillman
	Title:	Executive Vice President and
Chief Operating Officer

GLAXO GROUP LIMITED

By:	/s/ James Niedel
Name: James E. Niedel
Title: Executive Director

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